KINETIC CONCEPTS, INC. AND SUBSIDIARIES
                    EARNINGS PER SHARE COMPUTATIONS
                 (In thousands, except per share data)

                                             Year ended December 31,
                                        1995      1994      1993
                                      ________   ________  _________
Earnings before income taxes,
  minority interest, extraordinary
  item andcumulative effects of
  changes in accounting
  principles                           $ 48,346  $119,550   $ 14,627
Income Taxes                            (19,905)  (55,949)    (7,175)
Minority interest in subsidiary loss         -         40        560
Net earnings before extraordinary       --------  --------  ---------
  item and cumulative effects of
  changes in accounting
  principles                              28,441    63,641      8,012
Extraordinary item                         -         -           (400)
Cumulative effect of change in method
  of accounting for inventory              -           742         -
Cumulative effect of change in method
  of accounting for income taxes           -         -            450
                                         ________  ________  _________
Net earnings                               28,441    64,383     8,062
Dividends and accretion related to
  preferred stock                          -         -           (171)
Net earnings available to common         ________  ________  ________
  shareholders                           $ 28,441  $ 64,383  $  7,891

Shares used in earnings per share
  computations                             45,457    44,143    44,627

Earnings per share:
  Earnings before extraordinary item
   and cumulative effects of changes
   in accounting principles              $   0.63  $   1.44  $   0.18
  Extraordinary item                          -         -       (0.01)
  Cumulative effect of change in
    method of accounting for
    inventory                                 -        0.02       -
  Cumulative effect of change in
    method of accounting for income
    taxes                                     -         -        0.01
                                           _______   _______   _______
                                          $   0.63  $   1.46  $   0.18

Shares used in earnings per share
  computations - assuming full
  dilution                                  45,914    44,709    44,634

Earnings per share - assuming full
dilution:
  Earnings before extraordinary item
    and cumulative effects of changes
    in accounting principles              $   0.63  $   1.42  $   0.18
  Extraordinary item                            -         -      (0.01)
  Cumulative effect of change in
    method of accounting for inventory          -       0.02        -
  Cumulative effect of change in
    method of accounting for income
    taxes                                       -         -       0.01
                                             _______   _______   _______
                                          $   0.63  $   1.44  $   0.18




               KINETIC CONCEPTS, INC. AND SUBSIDIARIES
                   EARNINGS PER SHARE COMPUTATIONS
                (In thousands, except per share data)




    COMPUTATION OF SHARES USED IN EARNINGS PER SHARE COMPUTATIONS


                                              Year ended December 31,
                                              1995     1994    1993

Average outstanding common shares             44,183  43,912  44,249
Average common equivalent shares - dilutive
  effect of option shares                      1,274     231     378
                                              ------  ------  ------
Shares used in earnings per share computation 45,457  44,143  44,627
                                              ======  ======  ======



SHARES USED IN EARNINGS PER SHARE COMPUTATIONS ASSUMING FULL DILUTION


                                              Year ended December 31,
                                               1995    1994     1993

Average outstanding common shares             44,183  43,912   44,249
Average common equivalent shares - dilutive
  effect of option shares                      1,731     797      385
                                              ------  ------   ------
Shares used in earnings per share computation
  -assuming full dilution                     45,914  44,709   44,634
                                              ======  ======  =======